EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS

WHEREAS, ABITIBIBOWATER INC., a Delaware corporation (the “Company”), proposes shortly to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934 as amended (the “Act”), a Form S-8 Registration Statement covering the deferred compensation obligations created under the AbitibiBowater Executive Restricted Stock Unit Plan.

WHEREAS, each of the undersigned is a Director of the Company.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Richard Garneau, William G. Harvey and Jacques P. Vachon and each of them, as true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign said Registration Statement and any and all amendments thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand effective as of this 23rd day of March, 2011.

/s/ Richard B. Evans	/s/ Pierre Dupuis
Richard B. Evans Chairman of the Board	Pierre Dupuis Director

/s/ Richard D. Falconer	/s/ Jeffrey Hearn
Richard D. Falconer Director	Jeffrey Hearn Director

/s/ Sarah Nash	/s/ Alain Rhéaume
Sarah Nash Director	Alain Rhéaume Director

/s/ Paul C. Rivett	/s/ Michael Rousseau
Paul C. Rivett Director	Michael Rousseau Director

/s/ David H. Wilkins
David H. Wilkins Director